UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019 (August 29, 2019)

The Meet Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MEET	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On August 29, 2019 (the “Effective Date”), The Meet Group, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with the several banks and other financial institutions party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (the “Agent”). The Credit Agreement provides for a $25 million revolving credit facility (the “Revolving Credit Facility”) and a $35 million term loan facility (the “Term Loan Facility,” and together with the “Revolving Credit Facility,” the “Credit Facilities”).

The Company used the proceeds under the Term Loan Facility to refinance certain existing indebtedness, including the existing indebtedness under that certain Amended and Restated Credit Agreement, dated as of September 18, 2017, by and among the Company, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and to pay certain expenses incurred in connection with the Credit Agreement. The Company will also use proceeds of the Revolving Credit Facility to finance working capital needs and for general corporate purposes.

The commitments of the Lenders in respect of the Credit Facilities and the initial extension of credit thereunder are conditioned upon satisfaction of certain conditions precedent.

Amounts under the Revolving Credit Facility may be borrowed, repaid and re-borrowed from time to time until the maturity date of the Credit Agreement on August 29, 2022. The Term Loan Facility is subject to quarterly amortization of principal in an amount equal to $875,000 per quarter. The Credit Facilities are subject to mandatory prepayment with 100% of the net cash proceeds received from the issuance of indebtedness or equity, subject to certain exceptions set forth in the Credit Agreement, and from asset sales, casualty insurance, condemnation awards or similar recoveries, subject to certain exceptions for reinvestment of such proceeds contained in the Credit Agreement. Voluntary prepayments and commitment reductions of the Credit Facilities under the Credit Agreement are permitted at any time without payment of any prepayment fee upon proper notice and subject to minimum dollar amounts.

At the Company’s election, loans made under the Credit Facilities will bear interest at either (i) a base rate (“Base Rate”) plus an applicable margin or (ii) a London Interbank Offered Rate (“LIBOR Rate”) plus an applicable margin, subject to adjustment if an event of default under the Credit Agreement has occurred and is continuing. The Base Rate means the highest of (a) the federal funds effective rate plus 0.50%, (b) the Agent’s “prime rate,” and (c) the LIBOR Rate for an interest period of one month, calculated daily, plus 1%, plus an applicable margin.

The Company’s present and future domestic subsidiaries (the “Guarantors”) will guarantee the obligations of the Company and its subsidiaries under the Credit Facilities. The obligations of the Company and its subsidiaries under the Credit Facilities are secured by all of the assets of the Company and the Guarantors, subject to certain exceptions and exclusions as set forth in the Credit Agreement and other loan documents.

The Credit Agreement contains certain affirmative and negative covenants that are binding on the Company and its subsidiaries, including, but not limited to, restrictions (subject to specified exceptions and qualifications) on the ability of the Company and its subsidiaries to incur indebtedness, to create liens, to merge or consolidate, to make dispositions, to make restricted payments such as dividends, distributions or equity repurchases, to make investments, to prepay other indebtedness, to enter into certain transactions with affiliates, or to enter into any burdensome agreements or to make changes in the nature of the business.

In addition, the Credit Agreement requires the Company to abide by certain financial covenants calculated for the Company and its subsidiaries on a consolidated basis. Specifically, the Credit Agreement requires that the Company and its subsidiaries not:

•
Permit the Consolidated Total Leverage Ratio (as defined in the Credit Agreement) as of the last day of any fiscal quarter ending during any period set forth below, to be greater than the ratio set forth below opposite such period:

Period	Ratio
All times, except following a Qualified Acquisition	2.25:1.00

For the four (4) fiscal quarters of the Company immediately following a Qualified Acquisition (subject to certain exceptions set forth in the Credit Agreement)	2.50:1.00

•
Permit the Fixed Charge Coverage Ratio (as defined in the Credit Agreement), for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter during the term hereof, to be less than 1.25:1.00.

The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, non-payment of principal or interest or other amounts, misrepresentations, failure to perform or observe covenants, cross-defaults with certain other indebtedness or material agreements, certain change in control events, voluntary or involuntary bankruptcy proceedings, certain judgments or decrees, failure of the Credit Agreement or other loan documents to be in full force and effect, certain ERISA events and judgments. The Credit Agreement also contains certain representations, warranties and conditions, in each case as set forth in the Credit Agreement.

The foregoing descriptions of the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.    Creation of a Direct Financial Obligation of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.    Regulation FD Disclosure.

On September 4, 2019, the Company issued a press release regarding the Credit Facilities. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of August 29, 2019, with several banks and other financial institutions party thereto and Bank of America, N.A., as administrative agent.
99.1	Press Release issued on September 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date:	September 4, 2019	By: /s/ Geoff Cook
Name: Geoff Cook Title: Chief Executive Officer